                                                                     EXHIBIT 8.1


November 13, 1997



HomeSide Mortgage Securities, Inc.
7301 Batmeadows Way
Jacksonville, Florida 32256


Ladies and Gentlemen:


We have acted as your counsel in connection with Amendment No. 6 to the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on November 13, 1997, pursuant to the Securities Act of 1933, as amended (the "Act") in respect of Mortgage Pass-Through Certificates ("Certificates") that you plan to offer in series.
Our advice formed the basis for the discussion of federal income tax consequences appearing in the Registration Statement under the heading "Federal Income Tax Consequences." Such discussion does not purport to deal with all possible federal income tax consequences of an investment in Certificates, but with respect to those tax consequences which are discussed, in our opinion, the discussion is a fair and accurate summary of the matters addressed therein under existing law and the assumptions stated therein.


Our opinion is based upon existing federal income tax laws, regulations, administrative pronouncements and judicial decisions. All such authorities are subject to change, either prospectively or retroactively. No assurance can be provided as to the effect of any such change upon our opinion.


The opinion set forth herein has no binding effect. No assurance can be given that, if the matter were contested, a court would agree with the opinion set forth herein.


In giving the foregoing opinion, we express no opinion other than as to the federal income tax law.

HomeSide Mortgage Securities, Inc.
November 13, 1997
Page 2

We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to this firm in the Registration Statement under the heading "Federal Income Tax Consequences", without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

MORGAN, LEWIS & BOCKIUS LLP